Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

MEIWU TECHNOLOGY COMPANY LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(c) and 457(h)	438,498	$0.98	$429,728.04	0.00014760	$63.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$63.43
	Total Fees Previously Paid					$0
	Total Fee Offsets					-
				Net Fee Due		$63.43

(1)	Estimated solely for the purpose of determining the amount of registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low selling prices of the Company’s ordinary shares as reported on the Nasdaq Capital Market on February 5, 2024.